UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2017

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2017, (1) Zebra Technologies International, LLC (“ZTI”) and Zebra Technologies RSC, LLC (“ZTRSC”), both of which are wholly-owned subsidiaries of Zebra Technologies Corporation (the “Company”), entered into a Receivables Purchase Agreement (“Purchase Agreement”) pursuant to which ZTRSC will purchase certain receivables of ZTI (the “Receivables”); and (2) ZTI, as originator and servicer of the Receivables, ZTRSC, as borrower, PNC Bank, National Association (“PNC”), as administrative agent, PNC Capital Markets LLC (“PNCCM”), as structuring agent, and additional persons from time to time party thereto as lenders and group agents (“Lenders”) entered into a Receivables Financing Agreement (“Financing Agreement”) to finance ZTRSC’s purchase of the Receivables from ZTI under the Purchase Agreement.

The Financing Agreement and the Purchase Agreement establish a revolving U.S. trade receivables securitization facility (the “A/R Facility”) that provides for up to $180 million in funding based on the availability of eligible receivables and other customary factors, and the satisfaction of certain conditions. The A/R Facility has an initial scheduled termination date of November 29, 2019, unless earlier terminated in accordance with its terms, and may be extended by agreement of the parties.

Under the A/R Facility, ZTI will sell or contribute certain of its U.S. trade receivables to ZTRSC. ZTRSC has pledged those trade receivables to PNC, as administrative agent, for the benefit of the Lenders, to secure ZTRSC’s obligations to repay advances that it obtains from the Lenders under the Financing Agreement. Substantially all of the net proceeds of the advances are expected to be applied towards the purchase of trade receivables by ZTRSC from ZTI.

The assets of ZTRSC are restricted collateral for the payment of its obligations under the A/R Facility. ZTRSC’s assets and credit are not available to satisfy the debts and obligations owed to the creditors of ZTI. ZTI is independently liable for its own customary representations, warranties, covenants and indemnities as the originator and as the servicer of the receivables. The Company will include ZTRSC’s assets, liabilities and results of operations in its consolidated financial statements.

Advances by any Lender under the A/R Facility will accrue interest at LIBOR, adjusted for changes in Eurocurrency reserve requirements, which is payable monthly on the monthly settlement date. In addition, ZTRSC paid certain structuring fees to PNCCM and will pay other customary fees to the Lenders. ZTRSC may prepay any advances with two business days’ notice, and may also reduce the facility limit or terminate the facility with 45 business days’ prior notice.

The A/R Facility contains various customary covenants and default and termination provisions that provide for the acceleration of the advances under the A/R Facility in circumstances including, but not limited to, failure to pay interest or principal when due, breach of representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness. The Company has guaranteed ZTI’s performance of its obligations as servicer and originator under the A/R Facility. If ZTI fails in any manner to perform its obligations under the A/R Facility, then the Company is required to perform (or cause to be performed) those obligations as required under the A/R Facility.

The foregoing description of the A/R Facility does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Purchase Agreement and Finance Agreement, copies of which will be filed with the Company’s 10-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 1, 2017, the Company provided a supplemental notice to holders of the satisfaction of certain conditions precedent to the redemption and the redemption price for its previously announced redemption of outstanding 7.25% Senior Notes due 2022 in accordance with the terms of the indenture governing the notes. As previously announced, the Company elected to redeem $300,000,000 in principal amount of the outstanding 7.25% Senior Notes due 2022 (the “Redeemed Notes”) on December 4, 2017 (the “Redemption Date”), at the Optional Redemption Price for 2017 as defined in the indenture plus accrued and unpaid interest to, but excluding, the Redemption Date.

The aggregate accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date has been calculated to be equal to $3,020,833. The aggregate redemption price to be paid on the Redeemed Notes is equal to $319,334,833 or $1,064.449444 per $1,000 principal amount of Redeemed Notes.

As set forth in the previously issued notice of conditional redemption, dated November 3, 2017, the redemption of the Redeemed Notes was made conditional on the Company’s receipt of proceeds from one or more new lower-cost financing transactions sufficient in the Company’s sole discretion, to pay the redemption price and to effect the other transactions contemplated by such financing transactions, including paying the related fees and expenses, on or prior to the Redemption Date (the “Financing Condition”).

This Current Report on Form 8-K does not constitute a notice of redemption under the indenture, nor an offer to tender for, or purchase, any of its 7.25% Senior Notes due 2022 or any other security.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, the satisfaction of the Financing Condition and the completion of the partial redemption of the Redeemed Notes constitute forward-looking statements. For a description of factors that may cause Zebra’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of Zebra’s 2016 Annual Report on Form 10-K and other documents of Zebra’s on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Zebra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Zebra or its business or operations. Except as required by law, Zebra undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by Zebra’s forward-looking statements.

Item 8.01 Other Items.

The Company issued a press release on December 4, 2017 announcing completion of the comprehensive debt restructuring. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following Exhibit is being furnished herewith:

Exhibit Number	Description

99.1	Press release dated December 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: December 4, 2017	By:	/s/ Jim L. Kaput
	Name:	Jim L. Kaput
	Title:	SVP, General Counsel and Corporate Secretary